SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          KBK CAPITAL CORPORATION
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                             KBK CAPITAL CORPORATION


ROBERT J. MCGEE                                        2200  CITY CENTER II
CHAIRMAN OF THE BOARD AND                              301 COMMERCE STREET
CHIEF EXECUTIVE OFFICER                                FORT WORTH, TEXAS   76102
                                                       (817) 258-6000

                                  April 7, 1997

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of KBK Capital Corporation at 10:00 a.m. on Wednesday, May 7, 1997. A formal notice setting forth the business to come before the meeting and a proxy statement are enclosed. The meeting will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas. Parking is available in the Calhoun Street garage located adjacent to the City Center II building.

        At the meeting, you will be asked to elect three directors to serve for a term of three years and to ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as independent accountants. These matters are described in detail in the enclosed Proxy Statement. Your Board of Directors recommends that you vote FOR each proposal.

        I encourage you to attend the meeting in person. Whether or not you are able to attend, please take a moment now to read the enclosed Proxy Statement and then sign, date and mail the enclosed proxy in the postage-paid envelope so that your vote may be counted. Regardless of the number of shares you own, it is very important that you be represented at the Annual Meeting.

        Thank you for your cooperation and continued support.

                                            Sincerely,



                                            Robert J. McGee
                                            Chairman of the Board and
                                                 Chief Executive Officer

                             KBK CAPITAL CORPORATION
        301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 7, 1997

To the Stockholders:

    The 1997 Annual Meeting of Stockholders of KBK Capital Corporation will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas on Wednesday, May 7, 1997, at 10:00 a.m., local time, for the following purposes:

     1.   To elect three directors to serve for a term of three years;

     2. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997; and

     3. To consider and act upon any other business that may properly be brought before the meeting.

        The close of business on March 31, 1997 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders as of the record date will be available for examination by any stockholder at the Annual Meeting and at the principal executive offices of the Company for the ten days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING, NO MATTER HOW MANY SHARES YOU OWN. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                                    By Order of the Board of Directors

                                    Michael D. Magill
                                    Assistant Secretary

April 7, 1997
Fort Worth, Texas
                             KBK CAPITAL CORPORATION
                                  301 COMMERCE
                               2200 CITY CENTER II
                             FORT WORTH, TEXAS 76102

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 7, 1997


                    PROXY SOLICITATION AND VOTING OF PROXIES

        This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of KBK Capital Corporation, a Delaware corporation (the "Company"), in connection with the solicitation on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 7, 1997 at 10:00 a.m., local time, at 301 Commerce Street, Suite 2200, Fort Worth, Texas, and at any adjournment thereof. This Proxy Statement and the accompanying proxy card are being first mailed to stockholders on or about April 7, 1997.

        A proxy card is enclosed for your use. YOU ARE REQUESTED BY THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

        You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Assistant Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and voting in person. Each properly executed unrevoked proxy card will be voted as indicated thereon. Where specific instructions are not indicated, the proxy will be voted FOR the approval of the election of three directors to serve for a term of three years and FOR the ratification of the selection of KPMG Peat Marwick LLP as independent auditors, and in the discretion of the persons named as proxies with respect to any other matters that may properly be brought before the meeting.

        The Board of Directors has fixed the close of business on March 31, 1997 as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were outstanding 3,310,133 shares of the Company's Common Stock, each of which is entitled to one vote. The Company's Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. Proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. The Company's personnel will not be compensated for such solicitation.

        A copy of the Company's 1996 Annual Report, which includes the consolidated financial statements of the Company for the year ended December 31, 1996, accompanies this Proxy Statement. The annual report does not constitute a part of the proxy soliciting material.

                                 AGENDA ITEM 1:

                              ELECTION OF DIRECTORS

        THE BOARD OF DIRECTORS OF THE COMPANY IS DIVIDED INTO THREE CLASSES (CLASS I, CLASS II AND CLASS III). AT EACH ANNUAL MEETING OF STOCKHOLDERS, DIRECTORS CONSTITUTING ONE CLASS ARE ELECTED FOR A THREE-YEAR TERM. THE BOARD OF DIRECTORS CONSISTS OF NINE MEMBERS.

        THREE DIRECTORS WILL BE ELECTED AT THE ANNUAL MEETING AS CLASS I DIRECTORS. THE REMAINING SIX DIRECTORS NAMED BELOW ARE NOT REQUIRED TO STAND FOR ELECTION AT THE ANNUAL MEETING BECAUSE THEIR PRESENT TERM EXPIRES IN EITHER 1998 OR 1999. THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING INDIVIDUALS, EACH OF WHOM IS AN INCUMBENT DIRECTOR, TO SERVE AS CLASS I DIRECTORS UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2000 AND UNTIL SUCH TIME AS THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFY.

               KENNETH H. JONES, JR.        -      CLASS I - THREE YEAR TERM
               R. EARL COX, III             -      CLASS I - THREE YEAR TERM
               MARTHA V. LEONARD            -      CLASS I - THREE YEAR TERM

         A majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Abstentions have the same effect as a vote against a director, while broker non-votes have no effect on the election of directors. Shareholders may not cumulate their votes in the election of directors. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons, if any, as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

BOARD AND NOMINEE BIOGRAPHICAL INFORMATION

Set forth below is the name and certain information regarding each of the three nominees for election as a director under Class I, as well as each of the other directors of the Company:

CLASS I NOMINEES - TERM TO EXPIRE 2000:

         KENNETH H. JONES, JR., 62, has served as Vice Chairman of the Company and as a director since January 1995. Prior to his employment by the Company, Mr. Jones was a partner at the Fort Worth law firm of Decker, Jones, McMackin, McClane, Hall and Bates, P.C., where he remains of counsel. Mr. Jones is a director of AmeriCredit Corporation, an automobile finance company. Mr. Jones is also a director of Hallmark Financial Services, Inc., an insurance premium finance and claims adjusting company.

         R. EARL COX, III, 63, has served as a Director of the Company since May 1996 and is Chairman and Chief Executive Officer of Tandy Crafts, Inc., a retail specialty chain headquartered in Fort Worth, Texas. Mr. Cox is also a co-owner of Ofco Office Furniture Stores, Inc., a chain of retail office furniture stores and President of R.E. Cox Realty Company, a property management company. Mr. Cox is a director of Miller's Insurance Group.

         MARTHA V. LEONARD, 60, manages her private investment portfolio. Ms. Leonard serves as a director on various museum, charitable and civic boards.

CLASS II DIRECTORS - TERM EXPIRES 1998:

         MICHAEL D. MAGILL, 49, is currently Executive Vice President and Chief Financial Officer of the Company and has been a Director since May 1996. Prior to joining the Company in January 1995, Mr. Magill was Managing Director of Finance for MCorp, a multi-bank holding company headquartered in Dallas, Texas. Mr. Magill held several positions during his 18 year tenure with MCorp.

         THOMAS M. SIMMONS, 43, has served as a Director since October 1995. Mr. Simmons is a Director in the Houston office of SpencerStuart & Co., an executive search firm. Prior to joining SpencerStuart, Mr. Simmons was President and Chief Executive Officer of Transamerica Fund Management Company with assets under management in excess of $3 billion.

         HARRIS A. KAFFIE, 47, has served as a Director of the Company since May 1996 and is a partner in Kaffie Brothers, a private investment partnership, and is a director of Blue Dolphin Energy Company, a publicly-held company engaged in the exploration, acquisition, development and operation of oil and gas properties and in oil and gas transportation and marketing.


CLASS III DIRECTORS - TERM EXPIRES 1999:

         ROBERT J. MCGEE, 42, has served as Chairman of the Board, Director and Chief Executive Officer of the Company since he founded the Company in February 1992 and was elected President in January 1994. Prior to his association with the Company, Mr. McGee was Chairman of the Board of Texas Commerce Bank, Fort Worth, National Association from September 1989 to April 1992.

         DANIEL R. FEEHAN, 46, has served as a Director of the Company since February 1992. Mr. Feehan is President and Chief Operating Officer and a Director of Cash America International, Inc. and has served in such capacities since January 1990. He has been associated with Cash America International, Inc. since 1988.

         THOMAS L. HEALEY, 63, was elected first as a Director of the Company in April 1994. Mr. Healey retired from the law firm of Andrews & Kurth LLP in 1993 after having been a partner or of counsel at such firm since 1974. Since his retirement from Andrews & Kurth, Mr. Healey has been a private investor.


COMMITTEES

         The Board of Directors has established the following standing committees:

         ASSET QUALITY COMMITTEE. The Asset Quality Committee, which is currently comprised of Mr. Healey (Chairman), Mr. Cox, and Mr. Feehan, is entitled to exercise all of the powers of the Board of Directors of the Company with respect to the oversight and assessment of the credit quality of the Company's earning asset portfolio conditions and the review and monitoring of the adequacy of the Company's allowance for possible credit losses for any and all classes of earning assets. This committee is responsible for the review and approval of all financing, purchase or loan commitments that exceed the Company's house or concentration limits, as that limit stands from time to time as established by the whole Board provided that in the exercise of such powers such committee shall be limited by applicable law, the Restated Certificate of Incorporation and Bylaws of the Company and as the full Board may otherwise direct. The Asset Quality Committee held six meetings during 1996.

         AUDIT COMMITTEE. The Audit Committee, which is currently comprised of Mr. Feehan (Chairman), Mr. Healey, and Mr. Simmons, meets separately with representatives of the Company's independent auditors and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to the Company's internal control systems and other matters related to audit functions. During 1996, the Audit Committee held one meeting.

         COMPENSATION COMMITTEE. The Compensation Committee, which is currently comprised of Mr. Simmons (Chairman) and Mr. Feehan, administers the Company's 1994 Stock Option Plan and has responsibility for making recommendations to the Board of Directors with respect to the compensation of the Company's Chief Executive Officer and its other executive officers, and the establishment of policies dealing with various compensation and employee benefit matters for the Company. The Compensation Committee held two meetings during 1996.

         EXECUTIVE COMMITTEE. The Executive Committee, which is currently comprised of Mr. McGee (Chairman), Mr. Feehan, Mr. Simmons, Mr. Healey, and Mr. Kaffie, is entitled to exercise all of the powers of the Board of Directors of the Company in the management of the property, business and affairs of the Company to the extent permitted by law, the Restated Certificate of Incorporation and the Bylaws of the Company and such limits as the full Board may otherwise direct. The Executive Committee held four meetings during 1996.

         MARKETS COMMITTEE. The Markets Committee, which is currently comprised of Mr. Kaffie (Chairman), Ms. Leonard, and Mr. Cox, reviews and approves new products, the establishment of geographic markets, new offices, pricing and strategy relative to the marketing of the Company's products, the maintenance and improvement of the Company's competitive position in the financial services industry generally and all matters incidental or relating to the foregoing. The Marketing Committee held four meetings in 1996.

         NOMINATING COMMITTEE. The Nominating Committee, which is currently comprised of Mr. Simmons and Mr. McGee, provides recommendations to the Board for nominees to serve as Directors of the Company. The Committee did not meet during 1996.


ATTENDANCE AND FEES

         The Company's Board of Directors held seven meetings in 1996. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served.

         Each director who is not also an officer or employee of the Company receives a fee of $1,500 per board meeting, $500 per committee meeting, and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, pursuant to the terms of the Company's 1994 Stock Option Plan, each non-employee director automatically receives a ten-year option to purchase 5,000 shares of Common Stock at fair market value at the date of grant each year upon election or reelection as a director, which option vests six months after the date of grant. Pursuant to the 1994 Stock Option Plan, each of, Mr. Feehan, Mr. Cox, Ms. Leonard, Mr. Kaffie, Mr. Simmons and Mr. Healey received grants to purchase 5,000 shares of Common Stock during 1996 with an exercise price of $6.69 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         In 1994, the Company adopted a program pursuant to which officers of the Company and its subsidiary could, subject to certain limitations, borrow funds from the Company's operating subsidiary to enable them to purchase Common Stock in the open market, exercise stock options which loans are secured by pledges of the Common Stock purchased, or for holding Common Stock of the Company. The total amount of loans available under the program may not exceed $499,000, and no more than $199,000 of loans may be extended during any calendar quarter. Such loans bear interest at a published prime rate plus 1% (which interest may be added to principal under certain circumstances), and are payable prior to termination of employment under certain conditions, and in any event must be repaid within 60 days after termination of employment. Pursuant to this program, Robert J. McGee, the Chairman of the Board and Chief Executive Officer of the Company, borrowed $150,000 during 1996. The maximum amount outstanding under such program to Mr. McGee during 1996 was $248,767, and the amount outstanding as of March 15, 1997 was $248,767.


                SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of Common Stock as of March 31, 1997 for each director and director nominee, each executive officer named in the Summary Compensation Table included under the heading "Information Concerning Executive Officers," all directors and executive officers of the Company as a group and each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons listed below have sole voting and investment power over the shares beneficially owned by them.

                                                  SHARES OWNED BENEFICIALLY
NAME                                               PERCENT         NUMBER
----                                              ---------       --------
Robert J. McGee (1) (2)                            807,100         24.4%
Jack R. Roper (2)                                   24,900             *
Michael D. Magill(2)                                 6,500             *
Daniel R. Feehan (2) (3)                           200,000          6.0%
 J. Dugan Smith (2)                                 10,000             *

Thomas L. Healey (2)                                15,000             *
Kenneth H. Jones, Jr.(2) (4)                       139,500          4.2%
Thomas M. Simmons (2)                               12,900             *
R. Earl Cox, III (2)                                 5,000             *
Harris A. Kaffie (2) (5)                           125,000          3.8%
Martha V. Leonard (2)                               10,000             *
All directors and executive officers
   as a group (10 persons) (1) (2) (3) (4) (5)   1,355,900         41.1%
Orbis Pension Trustee Limited (6)                  280,000          8.5%
Derby Trust plc (6)                                120,000          3.6%
Wellington Management Co. (7)                      285,000          8.6%

* Less than one percent
----------

1. Includes 100,000 shares owned by trusts for the benefit of Mr. McGee's children, as to which shares Mr. McGee disclaims beneficial ownership. Mr. McGee's address is 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102.

2. Includes shares issuable upon exercise of stock options exercisable within 60 days as follows: Mr. McGee - 4,000; Mr. Roper - 24,800; Mr. Magill - 6,000; Mr. Smith - 5,000; Mr. Feehan - 20,000; Mr. Healey - 15,000; Mr. Jones - 60,000; Mr. Simmons - 5,000; Mr. Cox - 5,000; Mr. Kaffie - 5,000; Ms. Leonard
   - 5,000; all directors and executive officers as a group - 154,800.

3. 180,000 of the shares shown are issuable upon exercise of warrants (including 40,000 shares issuable upon exercise of warrants owned by trusts for the benefit of Mr. Feehan's children). Mr. Feehan's address is 1600 W. 7th Street, Suite 900, Fort Worth, Texas 76102.

4. 60,000 of the shares shown are issuable upon exercise of warrants owned by trusts for the benefit of Mr. Jack Daugherty's children of which Mr. Jones is trustee as to which Mr. Jones disclaims beneficial ownership. Mr. Daugherty was previously a director of the Company.

5. 10,000 of such shares are owned by a trust for the benefit of Mr. Kaffie's child of which Mr. Kaffie is trustee and as to which Mr. Kaffie disclaims beneficial ownership.

6. The address of the Orbis Pension Trustees Limited and Derby Trust plc is 1 Connaught Place, London, W22DY. Orbis Pension Trustees Limited and Derby Trust plc are managed by Chatsworth Management Services Limited, at the same address, and may, for the purposes of the rules and regulations of the Securities and Exchange Commission, be deemed to beneficially own these shares.

7. The address of Wellington Management Co. is 75 State Street, Boston, Massachusetts 02109.


   Pursuant to an agreement with certain former holders of the capital stock of Coastal Financial Resources, Inc. under which the Company acquired such holders' capital stock of Coastal Financial Resources, Inc. and issued in connection therewith, 450,000 shares of Common Stock of the Company, each such holder has agreed for a ten-year period commencing December 30, 1994 to vote all Common Stock beneficially owned by such holder, with respect to each matter submitted to the stockholders of the Company, in the same proportion as the stockholders of the Company (other than such holders) vote their shares of Common Stock. As a result, approximately 14% of the outstanding Common Stock of the Company will be voted at the Annual Meeting with respect to each matter in the same proportion as the stockholders of the Company (other than such holders) vote their shares.


                    INFORMATION CONCERNLNG EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

        The following table sets forth certain information about the executive officers of the Company:

        NAME                       AGE                  POSITION

        Robert J. McGee            42              Director, Chairman of the
                                                   Board and President

        Kenneth H. Jones, Jr.      62              Director and Vice Chairman


        Michael D. Magill          49              Director, Executive Vice
                                                   President and Chief Financial
                                                   Officer

        Jack R. Roper              43              Executive Vice President of
                                                   Servicing

        J. Dugan Smith             37              Executive Vice President and
                                                   Chief Credit Officer

        ROBERT J. MCGEE - see "ELECTION OF DIRECTORS" above.

        KENNETH H. JONES, JR. - see "ELECTION OF DIRECTORS" above.

        MICHAEL D. MAGILL - see "ELECTION OF DIRECTORS" above.

        JACK R. ROPER has served as Executive Vice President of Servicing of the Company since January 1994, and has been an executive officer of the Company's operating subsidiary since 1989.

        J. DUGAN SMITH joined the Company's operating subsidiary in May 1996 and has served as Executive Vice President and Chief Credit Officer of the Company since that time. Prior to joining the Company, Mr. Smith was Executive Vice President and Senior Credit Officer for Victoria Bank & Trust Company in Victoria, Texas, from 1987 to May 1996 and prior thereto was employed by Texas Commerce Bancshares in Houston for almost 10 years.

        The Company's executive officers are elected annually by, and serve at the discretion of, the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

        The table below sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers (the "Named Executives") who earned more than $100,000 in combined salary and bonus in 1996.



                                SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                             COMPENSATION AWARDS
                                           ANNUAL COMPENSATION               ---------------------
                              ------------------------------------------     SECURITIES UNDERLYING
                                                            OTHER ANNUAL         STOCK OPTIONS
NAME AND PRINCIPAL POSITION   YEAR    SALARY      BONUS     COMPENSATION       (NUMBER OF SHARES)
---------------------------   ----   --------   ---------   ------------
Robert J. McGee ...........   1996   $224,000   $50,000(3)         *                  20,000
  Chairman of the Board, ..   1995   $200,000      --              *                    --
  President and Chief .....   1994   $176,809      --        $18,205(4)                 --
  Executive Officer
Michael D. Magill (1) .....   1996   $168,000   $50,000(3)         *                  20,000
  Executive Vice President
 and Chief Financial Officer  1995   $150,000   $50,000(5)     5,000
Jack R. Roper .............   1996   $106,000   $ 8,000      $15,000                  10,000
  Executive Vice President    1995   $105,071      --              *                  20,000
  of Servicing ............   1994   $ 81,610                      *                  20,000
J. Dugan Smith (2) ........   1996   $103,125                      *                  25,000
Executive Vice President
   and Chief Credit Officer

---------------
*Less than 10% of combined salary and bonus.

(1) Mr. Magill joined the Company in January 1995.

(2) Mr. Smith joined the Company in May 1996.

(3) Mr. McGee and Mr. Magill were awarded 1995 annual bonuses contingent upon achieving a certain level of net income in the first quarter of 1996, which was met. These bonus payments had no financial impact to the Company in 1996.

(4) Includes $9,600 annual housing allowance.

(5) Mr. Magill received a signing bonus upon his employment with the Company.

STOCK OPTION GRANTS IN 1996

        The following table contains certain information concerning stock options granted to the Named Executives in 1996. All of the stock options were granted in January and May, 1996.


                                 Individual Grants
  -------------------------------------------------------------------------

                     Number of     Percent of
                    Securities   Total Options
                    Underlying     Granted to      Exercise
                      Options     Employees in    Price (Per    Expiration
       Name           Granted     Fiscal Year       Share)         Date
  --------------- -------------- --------------- ------------- -------------
   Robert J. McGee    20,000          10.6%         $6.94         1/15/06
   Michael D.
   Magill             20,000          10.6%         $6.94         1/15/06
   Jack R. Roper      10,000           5.3%         $6.94         1/15/06
   J. Dugan Smith     25,000          13.3%         $7.00         5/15/06


STOCK OPTION EXERCISES IN 1996; VALUE OF UNEXERCISED STOCK OPTIONS

         The following table contains certain information concerning the value of unexercised options at December 31, 1996. No stock options were exercised by the Named Executive Officers in 1996.

                                 NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                  OPTIONS AT YEAR-END        AT YEAR-END (1)

                                      EXERCISABLE/           EXERCISABLE/
NAME                                  UNEXERCISABLE          UNEXERCISABLE
----                                  -------------          -------------
Robert J. McGee                         0/20,000                  0/0

Michael D. Magill                     1,000/25,000                0/0

Jack R. Roper                        22,800/42,000                0/0

J. Dugan Smith                            0/25,000                0/0

1. Based upon the difference between the closing price of the Company's Common Stock of $4.375 on December 31, 1996 (the last trading day of 1996) and the exercise price.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

        The Company has entered into Change of Control Employment Agreements with four of its executive officers, Messrs. McGee, Magill, Roper, and Smith, which provide that from and after a Change of Control (as defined therein) until the second anniversary of the Effective Date of the Change of Control, if (i) the Company terminates employment of the executive for any reason other than for Cause (as defined therein), death or disability, (ii) the executive terminates employment for Good Reason (as defined therein), or
(iii) the executive terminates employment after the first anniversary for any reason or no reason, such executive will be entitled to a payment equal to two years' base salary, continued health coverage for one year from the date of termination or through the end of the second anniversary of the Effective Date of the Change of Control, whichever is longer, and the extension of certain rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). For purposes of the Change of Control Employment Agreements, a Change of Control occurs if (i) the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a group as contemplated by
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of capital stock of the Company, or (v) as a result of or in connection with any cash tender or exchange offer, merger or other business combination,, sale of assets or a contested election for the Board of Directors, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before such Transaction shall cease to constitute a majority of the Board.

                                 AGENDA ITEM 2:

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The stockholders are asked to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP ("KPMG"), an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 1997. KPMG has audited the books of the Company since its inception in 1992 and has audited the books of the Company's operating subsidiary since 1962. Representatives of KPMG are expected to be at the Annual Meeting with the opportunity to make a statement if they desire, and will also be available to answer appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

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                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established by the Company and by the rules of the Securities and Exchange Commission.

PROPOSALS FOR THE 1998 ANNUAL MEETING

        Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of holders of the Company's Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1998 and included in the Company's proxy statement and form of proxy relating to that meeting must be received by the Company, addressed to Michael D. Magill, Executive Vice President and Chief Financial Officer, 301 Commerce Street, 2200 City Center II Fort Worth, Texas 76102, no later than November 27, 1997. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

        In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's bylaws provide that, at any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Company. TO BE TIMELY FOR THE 1998 ANNUAL MEETING, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 ON OR BEFORE JANUARY 31, 1998. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of voting stock of the Company which are beneficially owned by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the stockholder in such business. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to any such proposal.

NOMINATIONS FOR THE 1998 ANNUAL MEETING AND SPECIAL MEETINGS

        Pursuant to the Company's bylaws, only persons who are nominated in accordance with the procedures set forth in the bylaws and who are less than 70 years of age at the time of nomination or election are eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice described below, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures described below. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. TO BE TIMELY, A STOCKHOLDER'S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 (I) WITH RESPECT TO AN ELECTION TO BE HELD AT THE 1998 ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY, ON OR BEFORE JANUARY 31, 1998, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of directors not later than the close of business on the tenth (l0th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Company or public disclosure of the date

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of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director, if elected), and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the class and number of shares of voting stock of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to nominations of directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required also to furnish to the Company copies of all such forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that two form 5 reports were required to be filed by certain of such persons with respect to 1996, all of the Company's executive officers, directors and more than 10% stockholders timely made all required filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, except that one report, covering one transaction, was filed late by each of J.
Dugan Smith and Jack R. Roper.

                                     GENERAL

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly be brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters. A copy of the Company's Form 10-KSB as filed with the Securities and Exchange Commission may be obtained without charge (except for exhibits to the report) by written request made to the Corporate Secretary, KBK Capital Corporation, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102.

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